Exhibit 99.1

AeroGrow Reports Second Quarter Results

●	Revenue Declines to $4.4 Million Due to Timing of Load-Ins with Major Retailers
●	Sell-thru to Consumers Remains Strong at + 36% for the Quarter
●	All New AeroGarden Bounty Introduced in September – Our Highest Rated Product Ever

Boulder, CO - (November 12, 2019) - AeroGrow International, Inc. (OTCQB: AERO) ("AeroGrow" or “the Company"), the manufacturer and distributor of AeroGardens - the world’s leading family of In-Home Garden Systems™ – announced results for its second quarter ended September 30, 2019.

For the quarter ended September 30, 2019 the Company recorded net revenue of $4.4 million, a decrease of 48% vs. the same period in the prior year.  Loss from operations was $1.1 million, compared to a $672K profit in the prior year period.

“Obviously the headline of our 2nd quarter will be the sales decline,” said J. Michael Wolfe, AeroGrow’s President & CEO. “While no one ever wants to see a drop in sales, we believe this is simply a timing issue resulting from the changing retail landscape. We have been working closely with several of our key retail partners – namely Amazon, Kohl’s and Bed, Bath and Beyond – to ship all or a majority of their holiday season load-in orders later this year than in the past at their request. Whereas we had previously shipped large load-ins to these retailers in the August/September period, this year we instead made significant shipments to each of them in October and expect shipments to continue throughout November and December.

“The quarterly sales decline and accompanying channel shift impacted our Gross Margin and ultimately our Operating Income in the Quarter. We are hopeful that as we catch up with our shipments to support anticipated holiday sales, these measures will correct.

“While the timing of these load-in shipments impacted our second quarter results, it should not obscure our very strong sell-thru results to end consumers. For the quarter, sell-thru at our Amazon worldwide business was +36%; our top three customers in our Retail business were +21%; and our Direct Response business was a very strong + 46%. Moreover, we had by far our strongest performance ever on Amazon’s Prime Day in July by selling over 8,000 AeroGardens in a 24 hour period – one of the big winners for the Prime Day event as a whole.

“In early September we launched the all-new AeroGarden Bounty, our top-of-the-line countertop Garden. With over 40 enhancements and 4 new models, the new Bounty makes growing easier than ever – all in a beautiful, slim and kitchen-friendly design. The Bounty features an easy-to-use touchscreen, dimmable grow lights, one-touch Vacation Mode and is Wi-Fi and Alexa enabled. Since launching on Amazon in mid-September, the new Bounty has been our highest rated garden ever with dozens of reviews averaging 4.9 out of 5 stars on Amazon.

“We have also been busy putting the finishing touches on an all new marketing campaign that is designed to broadly educate consumers about both the AeroGarden brand as well as the countertop gardening category. This campaign, which is set to launch in mid-November, will leverage television, digital and in-store platforms to optimize the delivery of our marketing message. A sneak peak of the “long form” version of our new television commercial is available here: 2019 AeroGrow commercial.

“We believe the combination of great new products, what we anticipate will be a highly effective new marketing campaign and what has been very strong sell-thru in all of our channels throughout the summer and early fall will lead to a terrific holiday selling season for AeroGrow.”

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.

CONDENSED BALANCE SHEETS

	September 30, 2019	March 31, 2019
(in thousands, except share and per share data)	(Unaudited)	(Derived from Audited Statements)
ASSETS
Current assets
Cash	$997	$1,741
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $122 and $89 at September 30, 2019 and March 31, 2019, respectively	3,725	5,102
Other receivables	693	207
Inventory, net	11,408	8,440
Prepaid expenses and other	1,451	490
Total current assets	18,289	15,995
Property and equipment and intangible assets, net of accumulated depreciation of $5,092 and $4,828 at September 30, 2019 and March 31, 2019, respectively	1,138	1,006
Operating lease right-of-use	741	-
Deposits	770	39
Total assets	$20,938	$17,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,697	$1,508
Accounts payable related party	1,429	1,102
Accrued expenses	1,249	1,437
Customer deposits	124	181
Notes payable related party	3,516	-
Debt associated with sale of intellectual property-current portion	21	25
Operating lease liability-current portion	119	-
Total current liabilities	8,155	4,253
Long term liabilities
Debt associated with sale of intellectual property	14	23
Finance lease liability	46	72
Operating lease liability	1,270	-
Notes payable related party	900	-
Other liability	285	240
Total liabilities	10,670	4,588
Commitments and contingencies
Stockholders' equity
Common stock, $.001 par value, 750,000,000 shares authorized, 34,328,036 shares issued and outstanding at September 30, 2019 and March 31, 2019	34	34
Additional paid-in capital	140,817	140,817
Accumulated deficit	(130,583)	(128,399)
Total stockholders' equity	10,268	12,452
Total liabilities and stockholders' equity	$20,938	$17,040

AEROGROW INTERNATIONAL, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended September 30,		Six Months ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net revenue	$4,423	$8,576	$8,898	$12,319
Cost of revenue	2,958	5,246	5,977	7,556
Gross profit	1,465	3,330	2,921	4,763

Operating expenses
Research and development	276	130	487	289
Sales and marketing	1,369	1,630	2,772	2,873
General and administrative	893	898	1,787	1,583
Total operating expenses	2,538	2,658	5,046	4,745

Income (loss) from operations	(1,073)	672	(2,125)	18

Other (expense) income, net
Interest expense – related party	(52)	(29)	(54)	(29)
Other (expense) income, net	(1)	4	(5)	24
Total other (expense) income, net	(53)	(25)	(59)	(5)

Net income (loss)	$(1,126)	$647	$(2,184)	$13
Net income (loss) per share, basic and diluted	$(0.03)	$0.02	$(0.06)	$0.00

Weighted average number of common shares outstanding, basic and diluted	34,328	34,328	34,328	34,328

About AeroGrow International, Inc.

Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

Grey Gibbs

Senior Vice President of Finance and Accounting

grey@aerogrow.com

303-444-7755